UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2023

FIRST FOUNDATION INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36461	20-8639702
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

200 Crescent Court, Suite 1400
Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

(469) 638-9636

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FFWM	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On February 15, 2023, Driver Management Company LLC (“Driver”) sent a letter dated January 15, 2023 (the “February 15th Letter”) to Max Briggs, Lead Director of First Foundation Inc. (the “Company”), inquiring about Christopher Naghibi’s past service on the board of directors of Friendly Hills Bancorp, a California based bank. On February 21, 2023, Driver sent a second letter (the “February 21st Letter”) to Mr. Briggs regarding Mr. Naghibi and the Depository Institution Management Interlocks Act (12 U.S.C. §§ 3201 et seq.) and the Board of Governors of the Federal Reserve System’s related rule (12 CFR § 212) (together, the “Interlocks Rule”).

On February 23, 2023, the Company’s counsel sent a letter (the “February 23rd Letter”) to Driver’s counsel stating that the Company evaluated the Interlocks Rule and its various exceptions and concluded that there was no violation of the Interlocks Rule. Further, the February 23rd Letter confirmed that the Company evaluated, and continues to evaluate on an ongoing basis, potential conflicts of interest for all members of the executive management team, including Mr. Naghibi.

The descriptions of the February 15th Letter, the February 21st Letter and the February 23rd Letter contained in this Item 8.01 are summaries and are qualified in their entirety by reference to the full text of the February 15th Letter, the February 21st Letter and the February 23rd Letter, which are filed as Exhibits 99.1, 99.2 and 99.3 respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Important Additional Information

The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s stockholders in connection with its upcoming 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”). The Company intends to file a definitive proxy statement and a BLUE universal proxy card with the Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from the Company’s stockholders. STOCKHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING BLUE UNIVERSAL PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. The Company’s definitive proxy statement for the 2022 Annual Meeting of Stockholders contains information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers in the Company’s securities. Information regarding subsequent changes to their holdings of the Company’s securities can be found in the SEC filings on Forms 3, 4 and 5, which are available on the Company’s website at www.ff-inc.com or through the SEC’s website at www.sec.gov. Information can also be found in the Company’s other SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2022 (when it becomes available). Updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the definitive proxy statement and other materials to be filed with the SEC in connection with the 2023 Annual Meeting. Stockholders will be able to obtain the definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge on the Company’s website at www.ff-inc.com.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Letter, dated January 15, 2023 and sent to First Foundation Inc. on February 15, 2023, from Driver Management Company LLC
99.2	Letter, dated February 21, 2023, from Driver Management Company LLC to First Foundation Inc.
99.3	Letter, dated February 23, 2023, from J. Dean of Sheppard, Mullin, Richter & Hampton LLP to A. Freedman of Olshan Frome Wolosky LLP
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FOUNDATION INC.

Date: February 24, 2023

	By:	/s/ Scott F. Kavanaugh
Scott F. Kavanaugh
President and Chief Executive Officer